UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    December 17, 2004

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On December 17, 2004, Millennium Pharmaceuticals, Inc. (the “Company”) entered into a consulting agreement with Vaughn M. Kailian, a member of the Company's Board of Directors. For a description of the agreement, please see Item 5.02 below.

        On December 17, 2004, the Company’s Board of Directors approved an increase in the compensation paid to the lead outside director effective January 1, 2005. The lead outside director will receive an annual retainer of $35,000, an increase of $10,000. The lead outside director previously received the same $25,000 annual retainer paid to all outside directors. The Board also approved an increase in the additional annual stock option grant for the lead outside director from 1,500 shares to 5,000 shares.

        On December 20, 2004, the Company announced that Kenneth Bate, executive vice president and head of commercial operations, has decided to leave the Company in January 2005. In connection with Mr. Bate’s departure, the Company has agreed to provide Mr. Bate with a severance payment equal to twelve (12) months of his current base salary of $401,362.50.

Item    5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Ginger L. Graham, Vaughn M. Kailian and Edward D. Miller have advised the Board of Directors that they intend to resign from the Board of Directors effective January 1, 2005. Ms. Graham, Mr. Kailian and Dr. Miller each provided notice to the Board by letter dated December 17, 2004, which were received by the Board on that date.

        The Board Governance Committee will consider replacement directors to fill the balance of the resigning directors’ terms, which all expire at the 2006 annual meeting of stockholders.

        During 2005, under a consulting agreement with the Company dated December 17, 2004, Mr. Kailian will provide the Company with consulting services. The Company will pay Mr. Kailian a reasonable flat rate for each day of consulting services rendered. It is anticipated that he will provide one day of consulting services per calendar quarter. The term of the agreement may be extended by mutual written consent of the parties.

        On December 20, 2004, the Company issued a press release. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item    9.01    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: December 20, 2004	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Millennium Pharmaceuticals, Inc. dated December 20, 2004